UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 17 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2011, Bazi International Inc. (the "Company") entered into an exclusive supply agreement with Orthopedic National Network, LLC ("ONN"). Under the terms of the agreement ONN shall purchase a joint health supplement functional beverage recently developed by Bazi for ONN ("Bazi Joint"), for an exclusive period of two years. In exchange for the exclusive distribution period, ONN will provide the Company with product testimonials, research and endorsement of Bazi Joint. The Company will receive 25% of the net profits derived from ONN from the sale of Bazi Joint during the two year distribution period. Upon expiration of the distribution period, the Company will continue to sell Bazi Joint on a non-exclusive basis to ONN, and pay ONN a royalty of 7.5% of net sales for a period of twenty years from the expiration of the initial distribution period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   August 25, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.10	ONN Exclusive Supply Agreement